Exhibit 99.1

McEwen Mining Declares Commercial Production at the Gold Bar Mine

TORONTO, May 23, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to declare that commercial production has been achieved today at the Gold Bar Mine, Nevada, USA.

Highlights:

•                  The Gold Bar Mine has achieved commercial production during Q2 as planned.

•                  Jack Henris, General Manager of Nevada, has recently joined McEwen to drive operational improvement. Jack has over 30 years of experience, most recently as the Vice President of Mining and Geotechnical at Goldcorp. He has extensive mine management experience in Nevada, having worked at Newmont for 12 years and Barrick for 9 years.

•                  Gold recoveries from the heap leach are tracking well compared to the Feasibility Study design criteria. Production is steadily increasing since our first gold pour on February 16th, as more ore is placed on the heap leach pad.

•                  2019 production guidance is 50,000 gold ounces at an AISC of $975 per oz.

Chris Stewart, President and Chief Operating Officer, commented: “The Gold Bar Mine is performing as designed. This summer we will be making modifications to the ore crushing and stacking system to mitigate the impact of challenging winter weather like we had in 2018/2019, which was the wettest winter ever recorded in the United States. Under the leadership of our new General Manager Jack Henris, our team at Gold Bar is focused on identifying and implementing operational enhancements to increase our daily throughput. I’m pleased to see that the mine has operated at 125% of our planned 7,200 tons per day production rate on several days during the past month.”

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas.

McEwen has approximately 360 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

QUALIFIED PERSON

The technical contents of this news release have been reviewed and approved by Chris Stewart, P. Eng., President & COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects.”

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining Instagram: instagram.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9